As filed with the Securities and Exchange Commission on August 16, 2011
Registration No.  333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________

MAIDENFORM BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization) 485F US Highway 1 South Iselin, NJ	06-1724014 (I.R.S. Employer Identification No.) 08830
(Address of Principal Executive Offices)	(Zip Code)
_____________________________

Maidenform Brand, Inc. 2009 Omnibus Incentive Plan, as amended
 (Full Title of the Plan)
_____________________________

Nanci Prado, Esq. Executive Vice President, General Counsel and Secretary Maidenform Brands, Inc. 485F US Highway 1 South Iselin, NJ 08830 (Name and Address of Agent for Service) (732) 621-2300
(Telephone Number, Including Area Code, of Agent For Service)
_____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

_____________________________

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(3)
Common Stock, par value $0.01 per share	4,300,000	$21.53	$92,579,000	$10,748.42

(1)
Represents the additional number of shares of common stock, par value $.01 per share (“Common Stock”) of Maidenform Brands, Inc. (the “Registrant”) (i) issuable under the Maidenform Brands, Inc. 2009 Omnibus Incentive Plan (the “Plan”), as amended on May 26, 2011 (f/k/a the Maidenform Brands, Inc. 2005 Stock Incentive Plan) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, based on the average of the high and low sales prices of shares of Registrant’s Common Stock on August 9, 2011, as reported on the New York Stock Exchange.

(3)	Rounded up to the nearest penny.

Explanatory Note

Maidenform Brands, Inc. (the “Registrant”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register the issuance of up to 4,300,000 additional shares of its common stock, par value $0.01 per share (“Common Stock”) under the Maidenform Brands, Inc. 2009 Omnibus Incentive Plan (the “Plan”).  On April 13, 2011, the Registrant filed with the Commission a definitive Proxy Statement (File No. 001-32568), which included a proposal for stockholder approval to increase the overall number of shares available for awards under the Plan by 4,300,000 shares of Common Stock, which proposal was approved by the stockholders on May 26, 2011.

This registration statement is filed for the purpose of registering additional securities of the same class as those registered under a currently effective registration statement on Form S-8, originally filed with the Securities and Exchange Commission (the “Commission”) on July 21, 2005 (File No. 333-126777). The original registration statement registered an aggregate of 1,750,000 shares of Common Stock under the Maidenform Brands, Inc. 2005 Stock Incentive Plan (the “2005 Plan”).  On May 22, 2009, the Registrant filed with the Commission a currently effective registration statement on Form S-8  (File No. 333-159453) to register the issuance of up to an additional 400,000 shares of Common Stock awarded pursuant to an amendment and restatement of the 2005 Plan authorized by the stockholders of the Registrant on May 21, 2009 (the “Restatement”).  The 2005 Plan was renamed pursuant to the Restatement as the Maidenform Brands, Inc. 2009 Omnibus Incentive Plan.  Pursuant to Instruction E to Form S-8, the contents of these registration statements (File No. 333-126777 and File No. 159453), including any amendments thereto or filings incorporated therein, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011, filed with the Commission on March 7, 2011.

2.	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2011, filed with the Commission on August 11, 2011.

3.	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 2, 2011, May 11, 2011, May 27, 2011 and August 10, 2011.

4.	The Registrant’s Proxy Statement, filed April 13, 2011, relating to the Registrant’s 2011 Annual Meeting of Stockholders.

5.
The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A, dated July 13, 2005, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating this description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 8.  Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New Jersey on this 16th day of August, 2011.

MAIDENFORM BRANDS, INC.

By:	/s/ Maurice S. Reznik
Maurice S. Reznik
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below, constitutes and appoints each of Maurice S. Reznik, Christopher W. Vieth and Nanci I. Prado as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable the Registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Maurice S. Reznik	Chief Executive Officer and Director (Principal Executive Officer)	August 16, 2011
Maurice S. Reznik

/s/ Christopher W. Vieth	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	August 16, 2011
Christopher W. Vieth

/s/ John A. Nelson	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 16, 2011
John A. Nelson

/s/ Karen Rose	Chairman of the Board	August 11, 2011
Karen Rose

/s/ Norman Axelrod	Director	August 16, 2011
Norman Axelrod

/s/ Bernd Beetz	Director	August 15, 2011
Bernd Beetz

/s/ Harold F. Compton	Director	August 14, 2011
Harold F. Compton

/s/ Barbara Eisenberg	Director	August 16, 2011
Barbara Eisenberg

EXHIBIT INDEX

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-124228))

4.2
Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrants Quarterly Report on Form 10-Q, filed with the Commission on November 5, 2008 (File No. 001-32568))

4.3
Amended and Restated Stockholders Agreement, dated as of July 8, 2005, by and among the Registrant and the stockholders of the Registrant listed on the signature pages thereto (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-124228))

*5.1	Opinion of Davis Polk & Wardwell
*23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
*24.1	Powers of Attorney (included on the signature page of this Registration Statement)
99.1	Maidenform Brands, Inc. 2009 Omnibus Incentive Plan, as amended (incorporated by reference to Annex B to the Registrant’s definitive proxy statement filed April 13, 2011 (File No. 001-32568))
* Filed electronically herewith.